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                                 COMCAST HOLDINGS CORPORATION AND SUBSIDIARIES
                                 ---------------------------------------------

                                SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
                                -----------------------------------------------

                                  YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999
                                  --------------------------------------------

                                                 (In millions)


                                                                Additions
                                                Balance at      Charged to        Deductions        Balance
                                                 Beginning      Costs and            from            at End
                                                  of Year        Expenses        Reserves(A)        of Year
                                                  -------        --------        -----------        -------

Allowance for Doubtful Accounts
-------------------------------

2001                                                 $141.7           $86.3              $74.1          $153.9

2000                                                  136.6            65.9               60.8           141.7

1999                                                  120.7            48.6               32.7           136.6


Allowance for Excess and Obsolete
  Electronic Retailing Inventories
----------------------------------

2001                                                 $105.5           $55.1              $46.3          $114.3

2000                                                   89.2            46.3               30.0           105.5

1999                                                   60.9            61.9               33.6            89.2



(A) Uncollectible accounts and excess and obsolete inventory written off.
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